CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Kinetics Mutual Funds, Inc. and Kinetics Spin-off and Corporate Restructuring Fund, a series of Kinetics Mutual Funds, Inc. Such financial statements and financial highlights appear in the 2019 Annual Report to Shareholders which are also incorporated by reference into the Registration Statement. We also consent to the references to us in the Prospectuses and in the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 29, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Kinetics Mutual Funds, Inc. and to the use of our report dated March 2, 2020 on the financial statements and financial highlights of The Internet Fund, The Global Fund, The Paradigm Fund, The Medical Fund, The Small Cap Opportunities Fund, The Market Opportunities Fund, The Alternative Income Fund, and The Multi-Disciplinary Income Fund, each a series of shares of Kinetics Mutual Funds, Inc. Such financial statements and financial highlights appear in the 2019 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information, which is a part of such Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 29, 2020